UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 or 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 17, 2011

CSG SYSTEMS INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-27512	47-0783182
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9555 Maroon Circle, Englewood, CO	80112
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (303) 200-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 17, 2011, the stockholders of CSG Systems International, Inc. (the “Company” or “CSG”) approved the material terms of the revised performance goals that may apply to awards to certain executive officers under the CSG Systems International, Inc. Performance Bonus Program (the “Bonus Program”).

The Bonus Program, which is administered by the Compensation Committee of CSG’s Board of Directors (the “Compensation Committee”), provides for the payment of annual cash bonus awards for: (i) the persons designated as executive officers of the Company; and (ii) any other employee of the Company who is or may be a “covered employee” of the Company as defined in Section 162(m)(3) of the Internal Revenue Code of 1986, as amended. The Bonus Program requires that, no later than ninety days after the beginning of each calendar year, the Compensation Committee establish in writing an annual performance bonus plan (the “Annual Bonus Plan”) that includes: (i) one or more performance goals that must be attained in order for a participant to receive a bonus award for such year; and (ii) the method, in terms of an objective formula or standard, for computing the amount of the bonus award if applicable performance goals are attained. The Bonus Program specifies the objective business criteria that the Annual Bonus Plan’s performance goals are required to be based upon. Prior to the payment of bonus awards, the Compensation Committee must certify in writing that the applicable performance goals have been attained.

Under the 2011 Annual Bonus Plan, established in writing by the Compensation Committee and approved by the CSG’s Board of Directors on March 1, 2011, the maximum amount of compensation payable as a performance award under the Bonus Program to a participant for any calendar year is 200% of the annual base salary of such participant as of the last day of such calendar year, based on the achievement of their individual performance objectives and the achievement of pre-established Company performance goals. The 2011 Annual Bonus Plan’s performance goals are based on CSG’s targeted 2011 revenue and 2011 operating income. If the lower end of the range of either of the 2011 Annual Bonus Plan performance goals is not achieved, then no bonus awards will be paid under the 2011 Annual Bonus Plan regardless of the achievement of individual performance objectives.

Item 5.07. Submission of Matters to a Vote of Security Holders.

On May 17, 2011, CSG held its Annual Meeting of Stockholders. The proposals voted upon at the meeting, which are more fully described in CSG’s proxy statement dated April 8, 2011 (the “2011 Proxy”), and the results of the vote were as follows:

Proposal 1: Election of Directors. The table below shows the results of the stockholders’ vote for the election of the Class II Directors:

Name of Director	For	Withheld	Non Votes
Ronald H. Cooper	26,493,150	804,804	2,641,064
John L. M. Hughes	26,886,314	411,640	2,641,064
Bernard W. Reznicek	26,725,715	572,239	2,641,064
Donald V. Smith	26,515,152	782,802	2,641,064

Proposal 2: Advisory Vote on Executive Compensation. The table below shows the results of a non-binding advisory vote on our executive compensation program:

For	Against	Abstain	Non Votes
25,686,614	1,490,106	121,234	2,641,064

Proposal 3: Advisory Vote on the Frequency of Advisory Votes on Executive Compensation. The table below shows the results of a non-binding advisory vote on the frequency of executive compensation program advisory votes:

1 Year	2 Years	3 Years	Abstain	Non Votes
22,013,335	223,112	4,949,724	111,783	2,641,064

While this advisory vote on the frequency of future advisory votes on CSG’s compensation for its named executive officers is not binding on CSG’s Board of Directors (the “Board”), the Board will carefully evaluate the results of such vote at a future meeting and make a determination as to whether it will submit future advisory votes on executive compensation for consideration by stockholders every one, two, or three years. CSG will amend this Current Report on Form 8-K to provide information regarding such determination.

Proposal 4: Approval of the Performance Goals Under the Performance Bonus Program. A proposal to approve the material terms of the revised performance goals that may apply to awards to certain executive officers under the CSG Systems International, Inc. Performance Bonus Program, was adopted with the votes shown:

For	Against	Abstain	Non Votes
26,343,867	856,407	97,680	2,641,064

Proposal 5: Approval of the Amended and Restated 2005 Stock Incentive Plan. A proposal to approve the Amended and Restated CSG Systems International, Inc. 2005 Stock Incentive Plan was adopted with the votes shown:

For	Against	Abstain	Non Votes
20,634,682	6,563,168	100,104	2,641,064

Proposal 6: Approval of the Second Amended and Restated 1996 Employee Stock Purchase Plan. A proposal to approve the Second Amended and Restated CSG Systems International, Inc. 1996 Employee Stock Purchase Plan was adopted with the votes shown:

For	Against	Abstain	Non Votes
26,636,089	562,191	99,674	2,641,064

Proposal 7: Ratification of Appointment of Independent Registered Public Accounting Firm. A proposal to ratify the appointment of KPMG LLP as CSG’s independent registered public accounting firm for 2011 was adopted with the votes shown:

For	Against	Abstain
29,643,148	285,845	10,025

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

10.02	Second Amended and Restated 1996 Employee Stock Purchase Plan, as adopted on May 17, 2011

10.04	CSG Systems International, Inc. 2005 Stock Incentive Plan, as adopted on May 17, 2011

10.05	CSG Systems International, Inc. Performance Bonus Program, as adopted on May 17, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 23, 2011

CSG SYSTEMS INTERNATIONAL, INC.

By:	/s/ Randy R. Wiese
Randy R. Wiese,
Chief Financial Officer and
Principal Accounting Officer

CSG Systems International, Inc.

Form 8-K

Exhibit Index

10.02	Second Amended and Restated 1996 Employee Stock Purchase Plan, as adopted on May 17, 2011

10.04	CSG Systems International, Inc. 2005 Stock Incentive Plan, as adopted on May 17, 2011

10.05	CSG Systems International, Inc. Performance Bonus Program, as adopted on May 17, 2011

5